Exhibit 10.7

PROMISSORY NOTE

U.S. $ 541,685.37                                                                                    February 18, 2016

FOR VALUE RECEIVED, the undersigned, ActiveCare, Inc. ("Borrower") promises to pay ADP Management Corp. ("Lender") 1401 North 1075 West, Suite 240, Farmington, UT 84025 or at other place as Lender may designate in writing, the original principal sum of Five Hundred Forty One Thousand, Six Hundred Eight Five Dollars and Thirty Seven Cents ($541,685.37) as referenced in LOAN AGREEMENT dated February 18, 2016, together with interest which shall accrue and other amounts which may become due in accordance with the following provisions of the Promissory Note (the "Note"):
1.	Loan Delineation. The loan of $542,004.94 is contributed from the following notes:
a.	7/23/13 – There is outstanding interest payable of $315.62
b.
11/25/14 – This loan was bifurcated on February 18, 2016 wherein the balance owed to ADP Management, along with applicable interest amounting to $190,509.73 as of the date hereof.  The bifurcated portion which was assigned to Toniquant Partners is $263,081.70

c.	9/2/15 – This loan has principle and interest of $351,179.59 as of the date hereof.
2.	Interest Rate. Interest shall accrue at 18% annually.
3.	Payment of Principal and Interest and Maturity Date. This Note shall be due and payable, both principle and interest on January 1, 2017 (the "Maturity Date").

4.	Conversion Option. At the Lenders option, said note shall be convertible into $0.06 per common share, and up to a maximum of 9,250,000 common shares.

5.
Ownership Limitation. If at any time Lender shall or would be issued shares of Common Stock, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "Maximum Percentage"), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934 (as amended, the "1934 Act"). The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender.

6.
Default.  Should Borrower be unable to make agreed upon payments of such notes to Lender on January 1, 2017 because of PFG unwillingness, inability due to cash position, or unwillingness for reasons unknown at this time, then penalty shares shall be issued amounting to 734,489 common shares within 10 business days after such time.

5. Prepayment.  Borrower shall provide Ten (10) business days' notice of payment, wherein Lender shall have the right to convert all or any portion of said note into common stock as prescribed within paragraph 4 above.
6.  Subordination.  Lender agrees to subordinate said debt to PFG.
7.  Severability.  If any term or condition of this Note shall be held to be invalid or unenforceable, the rest of the Note shall be enforced without the invalid or the unenforceable provision.
              8.    Notice.  Notices which are given pursuant to this Note shall be as follows:

Lender:

ADP Management Corp
1401 North 1075 West
Suite 240
Farmington, UT 84025

Borrower:

ActiveCare, Inc.
1365 West Business Park Drive
Suite 100
Orem, UT 84058
9.   References.    Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective heirs, devisees, personal representatives, successors and assigns.
10.  Governing Law.   This Note shall be construed according to and governed by the laws of the State of Utah. The parties consent to the exclusive jurisdiction of any court of competent jurisdiction located in the State of Utah.

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Borrower:                                        ActiveCare, Inc.
By _____________________________
James Dalton, CEO

Lender:                                        ADP Management Corp

By _____________________________

David Derrick, Secretary